                                                                   EXHIBIT 10.11

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                           LOAN AND SECURITY AGREEMENT

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                       MONTICELLO RACEWAY MANAGEMENT, INC.

                                  as Borrower,

                                       and

                               THE BERKSHIRE BANK

                                    as Lender

                          Dated as of October 29, 2003

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

            This Loan and Security  Agreement  ("Agreement")  is dated this 29th day  of  October,  2003,  by  and  among  MONTICELLO  RACEWAY  MANAGEMENT,  INC.
("Borrower"), a New York corporation and THE BERKSHIRE BANK ("Lender").

                                   BACKGROUND
                                   ----------

            A. Borrower desires to establish financing  arrangements with Lender and Lender is willing to make a loan to Borrower  under the terms and provisions hereinafter set forth.

            B. The parties  desire to define the terms and  conditions  of their relationship in writing.

            NOW, THEREFORE,  the parties hereto,  intending to be legally bound, hereby agree as follows:

            SECTION I. DEFINITIONS AND INTERPRETATION

            1.1. Terms Defined:  As used in this Agreement,  the following terms have the following respective meanings:

            ACCOUNT  DEBTOR  - Any  Person  obligated  on any  Account  owing to
            Borrower.

            AFFILIATE  - With  respect  to any  Person,  (a) any  Person  which, directly or indirectly through one or more intermediaries  controls, or is controlled by, or is under common  control with,  such Person, or (b) any Person who is a director or officer  (i) of such  Person,
            (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this  definition,  control of a
            Person shall mean the power, direct or indirect,  (x) to vote 20% or more of the  Capital  Stock  having  ordinary  voting  power for the election of directors (or comparable  equivalent) of such Person, or
            (y) to direct or cause the direction of the  management and policies of such Person  whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.

            ASSET SALE - The sale, transfer, lease, license or other disposition to any Person of any Property,  now owned or hereafter acquired,  in any transaction or series of related transactions.

            AUTHORIZED  OFFICER - Any  officer  (or  comparable  equivalent)  of
            Borrower  authorized  by specific  resolution of Borrower to execute the Loan  Documents and to execute  Compliance  Certificates  as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

            BERMAN  GUARANTY - A guaranty  agreement in the form attached hereto as  Exhibit E under  which  Robert  A.  Berman  guarantees  the Loan
            (including principal,  interest, fees and Expenses related thereto), which  guaranty shall become  effective only in accordance  with the express terms thereof.

            BUSINESS  DAY - A day other  than  Saturday  or  Sunday or  national holiday when Lender is open for business in New York.

            CAPITALIZED  LEASE  OBLIGATIONS - Any  Indebtedness  represented  by obligations  under a lease that is  required to be  capitalized  for financial  reporting purposes in accordance with GAAP,  consistently applied.

            CAPITAL  EXPENDITURES - All expenditures  (including that portion of
            Capitalized Lease  Obligations  attributable to any period for which
            this   calculation  is  made)  made  in  respect  of  the  purchase, construction  or  other  acquisition  of fixed  or  capital  assets, determined in accordance with GAAP.

            CAPITAL  STOCK - Any and all shares,  interests,  participations  or other  equivalents  (however  designated)  of  capital  stock  of  a corporation,  any and all  other  ownership  interests  in a  Person
            (other than a  corporation)  and any and all  warrants or options to purchase any of the foregoing.

            CASH COLLATERAL RESERVE - Section 2.7(b).

            CATSKILL - Catskill  Development  LLC, a New York limited  liability company.

            CHANGE OF CONTROL - Any  disposition  by Surety of any capital stock of Borrower which it now or hereafter owns.

            CLOSING - Section 4.5.

            CLOSING DATE - Section 4.5.

            COLLATERAL - All of the Property and interests in Property described in Section 3.1 of this Agreement.

            COLLECTION ACCOUNT - Section 2.7(a).

            CONSOLIDATION  TRANSACTION - The  transactions  contemplated  by the
            Form S-4  prepared  by Surety  and  filed  with the  Securities  and
            Exchange   Commission   on   September   26,  2003  (as  amended  or
            supplemented  from time to time but not for the  purpose of changing the resulting ownership structure of Borrower).

            DEFAULT - Any event, act, condition or occurrence which with notice, or lapse  of time or  both,  would  constitute  an Event of  Default hereunder.

            DISQUALIFIED STOCK - Any Capital Stock which by its terms (or by the terms of any security into which it is  convertible  or for which it is  exchangeable)  or upon the happening of any event (i) matures or is  mandatorily  redeemable  for any reason,  (ii) is convertible or exchangeable  for  Indebtedness  or  Capital  Stock  that  meets the requirements  of clauses (i) and (ii), or (iii) is redeemable at the option of the holder thereof, in whole or in part.

            DISTRIBUTION - (i) Cash dividends or other cash distributions on any now or hereafter outstanding Capital Stock; and (ii) the redemption, repurchase,  defeasance or  acquisition  of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock.

                                        2

            ENVIRONMENTAL LAWS - Any and all Federal,  state, local or municipal laws,  rules,  orders,  regulations,  statutes,  ordinances,  codes, decrees and any and all common law requirements, in each case having the force of law, relating to or imposing  liability or standards of conduct concerning pollution,  protection of the environment, or the impact of pollutants,  contaminants or toxic or hazardous substances on  human  health  or the  environment,  as  now or may at any  time hereafter be in effect.

            ERISA - The Employee  Retirement Income Security Act of 1974, as the
            same may be amended, from time to time.

            EVENT OF DEFAULT - Section 8.1.

            EXPENSES - Section 9.6.

            GAAP  - Generally accepted accounting principles as in effect on the
            Closing Date, consistently applied.

            GOVERNMENTAL AUTHORITY - Any federal, state or local government,  or any agency,  authority,  commission,  department or  instrumentality thereof.

            HAZARDOUS  SUBSTANCES  - Any  substances  defined or  designated  as hazardous or toxic waste, hazardous or toxic material,  hazardous or toxic substance or similar term, under any Environmental Law.

            INDEBTEDNESS - Of any Person at any date, without  duplication,  (i)
            all  indebtedness of such Person for borrowed money  (including with respect to Borrower,  the Obligations) or for the deferred  purchase price of property or services (other than current trade  liabilities
            incurred  in  the  ordinary   course  of  business  and  payable  in
            accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,  (iii) all Capitalized Lease Obligations of such Person,
            (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,  (v) all obligations of such Person under hedging  agreements,  (vi) Disqualified  Stock,
            (vii) all  liabilities  secured by any Lien on any property owned by such Person  even  though  such Person has not assumed or  otherwise become liable for the payment thereof and (viii) trade payables.

            IRS - Internal Revenue Service.

            LEASE - That  certain  ground lease dated as of the date hereof from
            Catskill to Borrower demising the Real Property.

            LEASEHOLD MORTGAGE - That certain mortgage  encumbering the Lease to be executed by  Borrower  in favor of Lender,  in the form  attached hereto as EXHIBIT B.

            LIEN - Any  interest of any kind or nature in  property  securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law,  statute,  regulation  or contract,  and including,  but not limited to, a security  interest or lien arising from a  mortgage,  encumbrance,  pledge,  conditional  sale or trust receipt, a lease,  consignment or bailment for security purposes,  a trust,  or an  assignment.  For  the  purposes  of  this  Agreement,
            Borrower  shall be deemed to be the owner of any  Property  which it has acquired or holds  subject to a  conditional  sale  agreement or other  arrangement  pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            LOAN - Section 2.1(a).

            LOAN  DOCUMENTS  -  Collectively,  this  Agreement,  the  Note,  the
            Leasehold  Mortgage,  the  Non-Disturbance   Agreement,  the  Surety
            Agreement,  the  Security  Agreement,  the Berman  Guaranty  and all
            agreements,  instruments and documents  executed and/or delivered in
            connection  therewith,   all  as  may  be  supplemented,   restated,
            superseded, amended or replaced from time to time.

            MATERIAL  ADVERSE EFFECT - A material adverse effect with respect to
            (a)  the  business,   assets,   properties,   financial   condition,
            contingent liabilities, material agreements or results of operations of Borrower,  or (b)  Borrower's  ability to pay the  Obligations in
            accordance   with  the  terms   hereof,   or  (c)  the  validity  or
            enforceability  of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

            MATURITY DATE - Two years from the Closing Date.

            NON-COLLECTION ACCOUNTS - Segregated deposit accounts established by
            Borrower with Lender to receive funds  transferred  by Borrower from the Collection Account to cover Borrower's contractual, statutory or regulatory  obligations (i) to the Horsemen's Association (including required Capital Expenditures required at the Racetrack),  (ii) with
            respect  to  the   operation  of  video  lottery   terminals   (upon
            installation  thereof),  or (iii)  (upon  prior  written  notice  to
            Lender) otherwise.

            NON-DISTURBANCE  AGREEMENT - The  non-disturbance  agreement  by and among Americas Tower Partners,  Monticello Realty, L.L.C., Catskill,
            Lender  and  Borrower  dated  as of the  date  hereof,  in the  form attached hereto as Exhibit A.

            NOTE - Section 2.1(b).

            OBLIGATIONS  -  All  existing  and  future  debts,  liabilities  and obligations of every kind or nature at any time owing by Borrower to
            Lender, under this Agreement,  whether joint or several,  related or unrelated,  primary or secondary,  matured or contingent,  due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal,  interest, fees, indemnification obligations hereunder or Expenses  (specifically  including interest accruing after the  commencement  of any  bankruptcy,  insolvency or similar proceeding with respect to Borrower,  whether or not a claim for such post-commencement interest is allowed),  including, without limitation,  debts,  liabilities  and  obligations in respect of the
            Loan and any extensions, modifications, substitutions, increases and renewals  thereof;  the payment of all amounts advanced by Lender to
            preserve,   protect  and  enforce   rights   hereunder  and  in  the
            Collateral;  and all Expenses  incurred by Lender.  Without limiting the generality of the foregoing, Obligations shall include any debts

            or  obligations   owing  to  Lender  in  connection  with  any  cash
            management or other services  (including  electronic funds transfers or  automated  clearing  house  transactions)  provided by Lender to
            Borrower.

            ORIGINATION FEE - Section 2.4(a).

            PAYMENT RESERVE - Section 2.7(b).

            PBGC - The Pension Benefit Guaranty Corporation.

            PERMITTED  INDEBTEDNESS - (a)  Indebtedness  to Lender in connection with the Loan or  otherwise  pursuant  to the  Loan  Documents;  (b)
            purchase   money   Indebtedness    (including    Capitalized   Lease
            Obligations)  hereafter incurred by Borrower to finance the purchase if fixed  assets;  provided  that,  (i) such  Indebtedness  shall be reasonably  necessary for the continued operations of the Racetrack,
            (ii) such  Indebtedness  shall not exceed the purchase  price of the assets funded,  (iii) no such  Indebtedness  may be refinanced for a principal  amount in excess of the principal  amount  outstanding at the time of such refinancing,  and (iv) all such Indebtedness  shall be subordinated to the Obligations  under  agreements  acceptable to
            Lender,  (c)  trade  payables  incurred  in the  ordinary  course of business  that are not more than  sixty  (60)  days  past  due;  (d)
            Indebtedness  existing on the Closing  Date that is  identified  and described on Schedule "1.1(b)" attached hereto; and (e) intercompany obligations  incurred in the ordinary course which are  subordinated to the Obligations under agreements acceptable to Lender.

            PERMITTED INVESTMENTS - (a) investments and advances existing on the
            Closing  Date  that  are  disclosed  on  Schedule   "5.10(b)",   (b)
            certificates  of  deposits,  money  market  funds,  investments  and deposits  with Lender,  and (c)  intercompany  loans in the ordinary course to Surety or Catskill.

            PERMITTED  LIENS  -  (a)  Liens  securing   taxes,   assessments  or
            governmental   charges  or  levies  or  the  claims  or  demands  of
            materialmen,  mechanics,  carriers,  warehousemen,  and  other  like persons not yet due;  (b) Liens  incurred  or  deposits  made in the
            ordinary   course  of   business   in   connection   with   workers'
            compensation, unemployment insurance, social security and other like laws; (c) Liens on fixed assets securing purchase money Indebtedness permitted  under Section 7.7;  provided that, (i) such Lien attached to such assets  concurrently,  or within 20 days of the  acquisition thereof, and only to the assets so acquired,  and (ii) a description of the asset acquired is furnished to Lender; and (d) Liens existing on the Closing Date and shown on Schedule  "1.1(b)"  attached hereto and made part hereof.

            PERSON - An individual,  partnership,  corporation,  trust,  limited liability  company,  limited liability  partnership,  unincorporated association or organization, joint venture or any other entity.

            PROPERTY - Any  interest  of  Borrower  in any kind of  property  or asset, whether real, personal or mixed, or tangible or intangible.

            RACETRACK - The racetrack known as the Monticello Raceway (including the improvements located thereon), located in Monticello, New York.

                                        5

            REAL  PROPERTY  - The  approximately  200 acres of real  estate  and improvements  thereon located at Monticello  Racetrack,  Monticello,
            New York and more particularly  described in Schedule 1.1(c) hereof.

            REGULATION D - Regulation D of the Board of Governors of the Federal
            Reserve  System  comprising  Part 204 of Title 12,  Code of  Federal
            Regulations, as amended, and any successor thereto.

            SUBSIDIARY  - With  respect  to any  Person  at any  time,  (i)  any corporation  more than fifty  percent (50%) of whose voting stock is legally  and  beneficially  owned  by  such  Person  or  owned  by a corporation  more than fifty  percent (50%) of whose voting stock is legally and  beneficially  owned by such  Person;  (ii) any trust of which a majority  of the  beneficial  interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;  and (iii) any partnership, joint venture,  limited  liability  company or other entity of which ownership interests having ordinary voting power to elect a majority of the  board of  directors  or  other  Persons  performing  similar
            functions   are  at  such  time  owned   directly   or   indirectly,
            beneficially  or of  record,  by, or which is  otherwise  controlled directly,  indirectly or through one or more intermediaries by, such
            Person or one or more Subsidiaries of such Person.

            SURETY - Empire Resorts, Inc., a Delaware corporation.

            SURETY  AGREEMENT - That certain surety  agreement to be executed by
            Surety in favor of Lender on or prior to the  Closing  Date,  in the form attached hereto as EXHIBIT E.

            UCC - The  Uniform  Commercial  Code as  adopted in the state of New
            York as the same may be amended from time to time.

            WITHDRAWAL LIMITS - An amount equal to (i) that percentage  required by any rule, regulation or statute of any Governmental  Authority to be  set  aside  from  the  revenues  generated  from  video  lottery terminals at the Racetrack (after installation  thereof) for payment by Borrower to the appropriate  Governmental  Authority and (ii) 50%
            of all other revenues  generated from the harness racing  operations at the Racetrack or through so-called "Simulcast" operations.

            OTHER  CAPITALIZED  TERMS - Any other capitalized terms used without further  definition  herein  shall have the  respective  meaning set forth in the UCC.

            1.2.  ACCOUNTING  PRINCIPLES:  Where the  character or amount of any asset or liability or item of income or expense is required to be  determined or any consolidation or other accounting computation is required to be made for the purposes of this  Agreement,  this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

            1.3.  CONSTRUCTION:  No doctrine of  construction  of ambiguities in agreements or  instruments  against the interests of the party  controlling  the drafting shall apply to any Loan Documents.

                                        6

SECTION II. THE LOAN

            2.1. DESCRIPTION OF LOAN:

                 a. Lender  hereby  agrees to advance to Borrower on the Closing
Date,  subject to the terms and conditions of this  Agreement,  the sum of Three
Million Five Hundred Thousand Dollars ($3,500,000) ("Loan").

                 b. At Closing,  Borrower shall execute and deliver a promissory note,  in the form  attached  hereto as  EXHIBIT  C, to  Lender in the  original principal  amount  of the Loan  ("Note").  The Note  shall  evidence  Borrower's unconditional  obligation  to repay to Lender the Loan with  interest  as herein provided.  Borrower  shall  repay  the Loan in  accordance  with the  terms  and provisions of the Note, which are incorporated herein by reference.

            2.2. PAYMENTS:

            Except to the  extent  otherwise  set forth in this  Agreement,  all payments  of  principal  and of  interest  on the Loan and all  Expenses,  fees, indemnification  obligations and all other charges and any other  Obligations of
Borrower,  shall be made to  Lender  at its main  banking  office,  4 East  39th
Street, New York, New York 10016 or at the office of Bank's Affiliate _________, at  _______,  Goshen,  New  York  ___________,  in  United  States  dollars,  in immediately  available funds.  Any payments  received prior to 2:00 p.m. Eastern time on any  Business  Day shall be deemed  received on such  Business  Day. Any payments (including any payment in full of the Obligations), received after 2:00
p.m.  Eastern  time  on  any  Business  Day  shall  be  deemed  received  on the immediately following Business Day.

            2.3. INTEREST PROVISIONS:

                 a. The unpaid principal balance of the Loan shall bear interest at a per  annum  rate  equal to 8.75%.  Interest  on the Loan  shall be  payable monthly, in arrears,  on the first day of each calendar month,  beginning on the first day of the first full calendar month after the Closing Date.

                 b.  Interest on the Loan shall be  calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

                 c. Except to the extent prohibited by law, after the occurrence and  during the  continuance  of an Event of  Default  hereunder,  the per annum effective  rate of  interest  on the Loan  shall  be the  fixed  rate  otherwise
applicable   hereunder   plus  five  percent.   Such  increase  may  be  applied
retroactively  to the date of the  occurrence of the Event of Default.  Borrower agrees  that the  default  rate  payable to Lender is a  reasonable  estimate of
Lender's damages and is not a penalty.

                 d.  All  contractual  rates  of  interest   chargeable  on  the
outstanding  principal  under the Loan shall continue to accrue and be paid even
after  Default,  an  Event  of  Default,   maturity,   acceleration,   judgment,
bankruptcy,  insolvency proceedings of any kind or the happening of any event or occurrence.

                 e. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest  hereunder and charged or collected  pursuant to the terms of this Agreement exceed the highest rate permissible  under any law which a  court  of  competent  jurisdiction  shall,  in a  final  determination,  deem applicable hereto. In the event that such court determines Lender has charged or received  interest  hereunder in excess of the highest  applicable rate,  Lender shall apply, in its sole discretion,  and set off such excess interest  received by Lender  against  other  Obligations  due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

            2.4. FEES AND CHARGES:

                 a. At  Closing,  Lender  shall have fully  earned and  Borrower shall  unconditionally  pay to Lender a non-refundable  fee equal to two percent
(2%) of the Loan ("Origination Fee"").

                 b.   To  the   extent   permitted   by  law,   Borrower   shall
unconditionally  pay to Lender a late charge  equal to five  percent (5%) of any and all  payments of  principal or interest on the Loan that are not paid within ten (10)  days of the due  date.  Such  late  charge  shall  be due and  payable regardless of whether Lender has  accelerated the  Obligations.  Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

            2.5. PREPAYMENTS:

                 a. Borrower may prepay the Loan in whole or in part at any time or from time to time,  provided  that if the Loan is prepaid in whole or in part within 12 months of the Closing Date,  Borrower will pay a prepayment fee in the amount of 2.5% of the  principal  balance  of the Loan then being  prepaid.  Any prepayment shall be accompanied by all accrued and unpaid interest.  Any partial prepayment  of the Loan  shall be applied  to the Loan in the  inverse  order of maturity of unpaid installments.

                 b. Catskill shall have the option, exercisable on not less than two (2)  Business  Days written  notice to Lender,  to purchase the Loan for the full unpaid  principal  balance  thereof,  plus all accrued but unpaid interest, fees and Expenses related thereto without representation or warranty from Lender or recourse of any kind to Lender (except with respect to the principal  balance thereof and the authority of the Person signing such assignment), and subject to
payment  of  the  prepayment   fee,  if  any,   payable  under  Section  2.5(a).
Notwithstanding  any  such  assignment,  if  requested,  Borrower's  affirmative covenants in Sections 6.6 and 6.7 and all  indemnification  obligations  in this
Agreement shall survive the assignment and remain operative and binding in favor of The Berkshire Bank.

            2.6. USE OF PROCEEDS: Proceeds of the Loan shall be used by Borrower for  the  purpose  of its  working  capital  and  loans  or  other  intercompany arrangements  with Surety,  Catskill and Catskill's  Subsidiaries and Affiliates
and commencing  construction of gaming facilities to install approximately 1,800 video lottery terminals and related amenities at the Racetrack.

            2.7. COLLECTION ACCOUNT:

                 a. So long as the Loan is outstanding, Borrower shall establish and maintain at all times an interest bearing deposit account with Lender in the name "Monticello  Raceway  Management,  Inc.  Collection  Account,"  Account No.
3017117  ("Collection  Account").  Borrower  shall  deliver  to Lender all cash, checks,  revenue,  receipts and collections from the Borrower's business, on the day of receipt, to be deposited into (i) with respect to such revenues that must be  segregated  into  separate  accounts,  pursuant  to rules,  regulations  and statutes of any Governmental Authority (e.g., VLT payments),  the Non-Collection
Accounts,  and (ii) with respect to the balance of such revenues, the Collection
Account (in each case at Borrower's sole expense and under delivery and security
arrangements   reasonably  acceptable  to  Lender).  Until  so  forwarded,   all
remittances  and funds in the possession of Borrower (other than funds deposited or to be deposited into the  Non-Collection  Accounts) shall be held in trust by
Borrower for the benefit of Lender.  Subject to  Borrower's  rights set forth in clause (g) below,  all deposits made into the Collection  Account shall serve as collateral  security for the Obligations and shall be retained in the Collection
Account subject to the terms and conditions hereof.

                 b.  Borrower  shall at all  times  maintain  in the  Collection
Account an amount equal to $125,000 ("Cash Collateral Reserve"), the full amount of which  reserve  shall be deposited in the  Collection  Account on the Closing
Date.

                 c. In addition to the Cash Collateral  Reserve,  in each month, including the month in which the Closing  occurs,  an amount equal to $55,868.72
(the amount of the  installment  of principal and interest due under the Note in the  immediately  following  month),  shall also be maintained in the Collection
Account as a reserve ("Payment  Reserve").  Upon an installment payment becoming due and owing to Lender under the Note,  Lender shall have the right to withdraw the amount of such payment from the Payment  Reserve in the  Collection  Account and apply such amount to such installment under the Loan.

                 d. Subject to Borrower's  rights set forth in clause (g) below,
Lender shall have the  unconditional  right and discretion  (and Borrower hereby authorizes Lender) to charge Borrower's Collection Account for all of Borrower's
Obligations as they become due from time to time under this Agreement including, without limitation, the principal,  interest, fees, indemnification  obligations and reimbursement of Expenses.

                 e. At Closing,  Borrower  shall cause to be  delivered  to each
Account Debtor of Borrower and each Person  obligated on any instrument  payable to Borrower via wire  transfer,  if any, an  irrevocable  letter  directing such
Account  Debtor  or Person  to pay all  amounts  payable  to  Borrower  via wire transfer to the Collection  Account.  To the extent the Borrower enters into any business  relationships  after Closing  pursuant to which  remittances are to be made at any time to Borrower via wire transfer,  Borrower,  contemporaneous with the creation of such  relationship,  shall  provide to such Person  obligated to make  payment an  irrevocable  letter  directing  such Person to pay all amounts payable to Borrower via wire transfer to the Collection Account.

                 f. Prior to the  occurrence  of an Event of  Default,  Borrower shall be  entitled  at all  times to  withdraw,  under  arrangements  reasonably acceptable  to  Lender  (e.g.,  signature  cards,  resolutions,  wire  or  other withdrawal  instructions),  any amounts from the Collection Account in excess of the  required  Cash  Collateral  Reserve  and  Payment  Reserve  for  deposit in
Borrower's  operating  account  with  Lender  for  use  in  Borrower's  business operations or other purposes, unless prohibited by a covenant in this Agreement.
Upon the  occurrence of an Event of Default,  the  Collection  Account shall be, upon  the  determination  of  Lender,  in its  discretion,  and upon  notice  to
Borrower,  subject to the  exclusive  control  and  direction  of Lender and all amounts  therein shall at Lender's  option be withdrawn for  application  to the
Obligations,  in each case  subject to  Borrower's  rights set forth in clause g below.

                 g. Notwithstanding  anything contained in this Agreement to the contrary,  to the extent  required  under  applicable  agreements,  statutes  or regulations affecting the Racetrack,  portions of the revenues and receipts from the operations of the Racetrack up to amounts equal to the Withdrawal Limits may be withdrawn,  as the case may be, by Borrower from the Non-Collection  Accounts and/or  Collection  Account  (in excess of the Cash  Collateral  Reserve and the
Payment  Reserves) at any time and from time to time,  regardless  of whether an

Event of Default has occurred and is continuing.  Such amount shall be placed in the Non-Collection  Accounts.  Deposits in the Non-Collection Accounts shall not serve as  collateral  security  for the Loan and may be withdrawn by Borrower at any time and from time to time,  regardless  of whether an Event of Default  has occurred and is continuing.  Nothing contained herein is intended to transfer or delegate to Lender, and Lender does not assume any duties or liabilities, to pay or satisfy  obligations  of Borrower  pertaining  to the  purposes for which the
Non-Collection Accounts are or will be created.

SECTION III. COLLATERAL

            3.1. COLLATERAL: As security for the payment of the Obligations, and satisfaction  by Borrower of all  covenants and  undertakings  contained in this
Agreement and the other Loan Documents:

                 a. PERSONAL  PROPERTY:  Borrower  hereby  assigns and grants to
Lender, a continuing Lien on and security interest in, upon and to all assets of
Borrower,  including but not limited to the following Property,  all whether now owned or hereafter acquired, created or arising and wherever located:

                    i.   ACCOUNTS - All Accounts;

                    ii.  CHATTEL PAPER - All Chattel Paper;

                    iii. DOCUMENTS - All Documents;

                    iv.  INSTRUMENTS - All Instruments;

                    v.   INVENTORY - All Inventory;

                    vi.  GENERAL INTANGIBLES, - All General Intangibles;

                    vii. EQUIPMENT - All Equipment,

                   viii. FIXTURES - All Fixtures;

                    ix.  DEPOSIT ACCOUNTS - All Deposit Accounts;

                    x.   GOODS - All Goods;

                    xi.  LETTER OF CREDIT RIGHTS - All Letter of Credit Rights;

                    xii. SUPPORTING  OBLIGATIONS - All Supporting  Obligations;

                   xiii. INVESTMENT PROPERTY - All Investment Property;

                    xiv.  COMMERCIAL  TORT CLAIMS - All  Commercial  Tort Claims
identified  and described on Schedule  "5.20" (as amended or  supplemented  from time to time);

                    xv.  PROPERTY  IN  LENDER'S  POSSESSION  - All  Property  of
Borrower, now or hereafter in Lender's possession; and

                                       10

                    xvi. PROCEEDS - The Proceeds (including, without limitation, insurance proceeds),  whether cash or non-cash, of all of the foregoing property described in clauses (i) through (viii).

                 b. REAL ESTATE COLLATERAL:  As further security for the payment or other  satisfaction  of all  Obligations,  Borrower  shall  grant to Lender a continuing  first  priority  lien and mortgage  upon,  in and to the  Borrower's interest in the Lease and the leasehold estate created thereby.  Borrower hereby agrees to  execute  in favor of  Lender,  on the  Closing  Date,  the  Leasehold
Mortgage.  The  Leasehold  Mortgage  shall be duly  recorded,  at the expense of
Borrower in such  recording  office(s)  as necessary to create a fully valid and public lien in favor of Lender on Borrower's interest in the Lease and leasehold estate created thereby.

            3.2.  LIEN  DOCUMENTS:  At Closing and  thereafter  as Lender  deems reasonably  necessary,  Borrower shall execute and/or deliver to Lender, or have executed and delivered  (all in form and substance  reasonably  satisfactory  to
Lender  and its  counsel)  any  other  agreements,  documents  and  instruments,
including,  without  limitation,   intellectual  property  security  agreements,
required  by Lender to  evidence,  perfect  or  protect  the Liens and  security interests in the Collateral, title insurance (insuring the Leasehold Mortgage as a first  lien  on the  Lease  subject  only to such  exceptions  as  Lender  may approve), flood insurance certificates and/or policies,  endorsements,  surveys, environmental reports,  certificates, and legal opinions as reasonably requested by Lender.

            3.3. OTHER ACTIONS:

                 a. In addition to the  foregoing,  Borrower shall also promptly deliver,  or cause to be  delivered  to Lender all items for which  Lender  must receive possession to obtain a perfected  security  interest,  including without limitation,  all  notes,  stock  powers,  letters of  credit,  certificates  and documents of title,  Chattel Paper,  Warehouse  Receipts,  Instruments,  and any
other similar instruments constituting Collateral.

                 b. Lender is hereby authorized to file financing statements and amendments to financing statements without Borrower's  signature,  in accordance with the UCC. Borrower agrees to comply with the requests of Lender in order for
Lender to have and maintain a valid and perfected first security interest in the
Collateral including, without limitation, executing and causing any other Person to execute such documents as Lender may require to obtain Control (as defined in the UCC) over all  Deposit  Accounts,  Letter of Credit  Rights  and  Investment
Property.

            3.4. SEARCHES, CERTIFICATES:

                 a. Lender  shall,  prior to or at Closing,  and  thereafter  as
Lender  may  determine  from time to time,  at  Borrower's  expense,  obtain the following  searches  (the  results  of  which  are  to be  consistent  with  the warranties made by Borrower in this Agreement):

                    i. UCC searches with the Secretary of State and local filing office of each state  where  Borrower  is  organized,  maintains  its  executive office, a place of business, or assets; and

                    ii.  Judgment,  state and federal tax lien and corporate tax lien  searches,  in all  applicable  filing offices of each state searched under subparagraph (i) above.

                                       11

                 b. Borrower  shall,  prior to or at Closing and at its expense, obtain and deliver to Lender good standing  certificates  showing Borrower to be in good standing in its state of  organization  and in each other state in which it is doing and  presently  intends to do business  for which  qualification  is required.

            3.5.  POWER OF  ATTORNEY:  Each of the  officers of Lender is hereby irrevocably  made,  constituted  and appointed the true and lawful  attorney for
Borrower  (without  requiring  any of them to act as such)  with  full  power of substitution to do the following (it being understood that Lender shall have the power to  exercise  its powers  with  respect to  subsection  (c) only after the occurrence  and  continuance  of an Event of  Default):  (a) endorse the name of
Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on
Borrower's accounts or proceeds of other Collateral;  (b) execute and/or file in
the  name  of  Borrower  any  financing  statements,   schedules,   assignments,
instruments,  documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the  perfection of such  security  interest  or Lien)  Lender's  security  interest  or Lien in the
Collateral;  and (c) do such  other  and  further  acts and deeds in the name of
Borrower that Lender may  reasonably  deem necessary or desirable to enforce any account or other Collateral or collect the Obligations.

            3.6. RELEASE OF COLLATERAL.

                 a. Lender  hereby agrees that it shall release its Liens on the
Collateral upon the full and  unconditional  payment of the Loan,  including all principal,  interest,  fees and Expenses related thereto, which are then accrued and unpaid.

                 b. If full  payment  of the  Loan  and all  interest,  fees and
Expenses  which  are then  accrued  and  unpaid is made by a Person  other  than
Borrower  and such Person  requests  (upon not less than two (2)  Business  Days notice) Lender to assign the Note and Leasehold Mortgage, Lender shall make such assignment  without  representation  or  warranty  from  recourse of any kind to
Lender other than with respect to the outstanding  principal of the Loan and the authority  of the  Person  signing  such  assignment.  Notwithstanding  any such assignment,  if  requested,  of  the  Note  or  Leasehold  Mortgage,  Borrower's
affirmative   covenants  in  Sections  6.6  and  6.7  and  all   indemnification
obligations, in this Agreement shall survive the assignment and remain operative and binding in favor of The Berkshire Bank.

SECTION IV. CLOSING AND CONDITIONS PRECEDENT

            Closing under this Agreement is subject to the following  conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender's counsel):

            4.1. RESOLUTIONS, OPINIONS, AND OTHER DOCUMENTS: Borrower shall have delivered, or caused to be delivered to Lender, the following:

                 a.  this  Agreement,  the Note,  the  Leasehold  Mortgage,  the
Non-Disturbance  Agreement,  the Surety Agreement,  the Security Agreement,  the
Berman Guaranty, and each of the other Loan Documents all properly executed;

                 b. all other  documents  to be  executed  and/or  delivered  by
Borrower or any other Person pursuant to this Agreement;

                                       12

                 c. certified  copies of (i) resolutions of Borrower's  board of directors authorizing the execution, delivery and performance of this Agreement, the Note to be issued hereunder and each of the other Loan Documents required to be delivered by any Section  hereof to the extent such entity is a party thereto and (ii) Borrower's articles or certificate of incorporation and by-laws;

                 d.  certified  copies of (i)  resolutions  of Surety's board of directors  authorizing  the  execution,  delivery and  performance of the Surety
Agreement;

                 e. certified  copies of (i) the unanimous  written  consents of
Catskill's  members  authorizing the execution,  delivery and performance of the
Security  Agreement,  Lease and Amendment No. 1 to Management  Agreement between
Catskill  and Borrower  and (ii)  Catskill's  certificate  of  organization  and operating agreement;

                 f. an  incumbency  certificate  for  Borrower  identifying  all
Authorized  Officers,  with specimen signatures,  an incumbency  certificate for
Surety  identifying all individuals  authorized to execute the Surety  Agreement with specimen signatures, an incumbency certificate for Catskill identifying all individuals  authorized to execute the Security  Agreement,  Lease and Amendment
No. 1 to Management Agreement;

                 g. a written  opinion of  Borrower's,  Surety's and  Catskill's independent  counsel  addressed to Lender and opinions of such other  counsel as
Lender deems reasonably  necessary  (including  without limitation an opinion on the  assignability  and  attachment  and  perfection  of a security  interest in
Borrower's harness and gaming license(s));

                 h. such financial statements, reports, certifications and other operational  information as Lender may reasonably  require,  satisfactory in all respects to Lender;

                 i.  certification  by the  president of Borrower that there has not  occurred  any  material  adverse  change in the  operations  and  condition
(financial or otherwise) of Borrower since June 30, 2003;

                 j.  payment  by  Borrower  of  all  fees   including,   without
limitation, the Origination Fee and Expenses associated with the Loan;

                 k. searches and certificates required under Section 3.4;

                 1. an environmental  survey, at Borrower's expense, of the Real
Property performed by an engineering firm acceptable and approved by Lender;

                 m. a tide  insurance  commitment  reflecting  tide insurance as required by Section 3.2 of this Agreement;

                 n.  evidence  that  Borrower  has a statutory  right to operate
1,800 video lottery terminal machines in Monticello Raceway; and

                 o. evidence that the Management  Contract  between Catskill and
Borrower has been terminated or amended in a manner  satisfactory to Lender,  in
Lender's sole discretion.

                 p. such other documents reasonably required by Lender.

                                       13

            4.2.  ABSENCE OF CERTAIN EVENTS:  At the Closing Date, no Default or
Event of Default hereunder shall have occurred and be continuing.

            4.3. WARRANTIES AND  REPRESENTATIONS AT CLOSING:  The warranties and representations  contained  in  Section 5 as well as any other  Section  of this
Agreement  shah be true and correct in all respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been  prohibited by any Section hereof.

            4.4. OFFICERS' CERTIFICATE: Lender shall have received a certificate dated the Closing Date and signed by the President Borrower  certifying that all of the conditions specified in this Section have been fulfilled.

            4.5.  CLOSING:  Subject to the conditions of this Section,  the Loan shall be made  available on such date (the  "Closing  Date") and at such time as may be mutually  agreeable to the parties  contemporaneously  with the execution hereof ("Closing").

            4.6. WAIVER OF RIGHTS:  By completing the Closing  hereunder,  or by making  the Loan  hereunder,  Lender  does  not  thereby  waive a breach  of any warranty or  representation  made by Borrower  hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender  resulting from any breach or  misrepresentation by Borrower are specifically reserved by Lender.

SECTION V. REPRESENTATIONS AND WARRANTIES

            Borrower  warrants and  represents  to Lender that:

            5.1. CORPORATE ORGANIZATION AND VALIDITY:

                 a. Borrower (i) is a  corporation,  duly  organized and validly existing under the laws of the state of New York, (ii) has the appropriate power and  authority to operate its business and to own its Property and (iii) is duly qualified,  is validly  existing  and in good  standing and has lawful power and authority  to engage in the  business it conducts in each state where the nature and extent of its business requires  qualification,  except where the failure to so qualify does not and could not have a Material  Adverse Effect. A list of all states and other  jurisdictions  where  Borrower is  qualified to do business is shown on Schedule "5.1" attached hereto and made part hereof.

                 b. The making and  performance  of this Agreement and the other
Loan Documents will not violate any law, government rule or regulation, court or administrative  order or other  such  order,  or the  charter,  minutes or bylaw provisions of Borrower,  or violate or result in a default  (immediately or with the  passage of time)  under any  contract,  agreement  or  instrument  to which
Borrower is a party, or by which Borrower is bound. Borrower is not in violation of any term of any material agreement or instrument to which it is a party or by which it may be bound, or of its charter, minutes or bylaw provisions.

                 c. Borrower has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary  action to authorize the execution,  delivery and performance of this Agreement, and the other Loan Documents as applicable.

                                       14

                 d. This Agreement,  the Note to be issued hereunder, and all of the  other  Loan  Documents,  when  delivered,  will be valid and  binding  upon
Borrower to the extent it is a party thereto and  enforceable in accordance with their  respective  terms except as  enforceability  may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium and similar laws affecting the  enforcement  of  creditors'  rights  generally  and  by  general  equitable principles.

            5.2.  PLACES OF  BUSINESS:  The only places of business of Borrower, and the places where Borrower keeps and intends to keep its Property, are at the addresses shown on Schedule "5.2" attached hereto and made part hereof.

            5.3.  PENDING  LITIGATION:  There are no  judgments  or  judicial or administrative  orders or proceedings  pending, or to the knowledge of Borrower, threatened,  against Borrower in any court or before any Governmental  Authority except as shown on Schedule "5.3" attached  hereto and made part hereof.  To the knowledge of Borrower,  there are no investigations  (civil or criminal) pending or  threatened  against  Borrower  in  any  court  or  before  any  Governmental
Authority.  Borrower  is  not in  default  with  respect  to  any  order  of any
Governmental Authority. Borrower and, to the knowledge of Borrower, no executive officer of  Borrower  has been  indicted  in  connection  with or  convicted  of engaging in any  criminal  conduct,  or is  currently  subject to any lawsuit or proceeding or under  investigation in connection with any  anti-racketeering  or other conduct or activity  which,  in each case, may result in the forfeiture of any Property to any Governmental Authority.

            5.4. TITLE TO PROPERTIES:  Borrower has insurable leasehold title to the Real  Property and Borrower has good and  marketable  title to all the other
Property  it  purports  to own,  free from Liens and free from the claims of any other Person, except for Permitted Liens.

            5.5.  GOVERNMENTAL  CONSENT:  To the extent  required,  Borrower has obtained all consents,  approvals or authorizations of, or filing,  registration or  qualification  with, any  Governmental  Authority on the part of Borrower to consummate the transactions contemplated hereby.

            5.6. TAXES:  All tax returns required to be filed by Borrower in any jurisdiction  have  been  filed,  and all  taxes,  assessments,  fees and  other governmental  charges  upon  Borrower,  or upon any of its  Property,  income or franchises,  which are shown to be due and  payable  on such  returns  have been paid, except for those taxes being contested in good faith with due diligence by appropriate  proceedings  for which  appropriate  reserves have been  maintained under GAAP and as to which no Lien has been  entered.  Borrower  is not aware of any  proposed  additional  tax  assessment  or tax  to be  assessed  against  or applicable to Borrower.

            5.7. FINANCIAL STATEMENTS:  The interim balance sheet of Borrower as of June 30, 2003, and the related  statements of profit and loss,  stockholder's equity and cash flow as of such date have been prepared in accordance  with GAAP and present fairly in all material  respects the financial  position of Borrower as of such dates and the results of its operations for such periods  (except for absence of  footnotes  and year end  adjustments).  The fiscal year for Borrower currently ends on December 31. Borrower's federal tax identification  number and state  organizational  identification  number for UCC  purposes  are as shown on
Schedule "5.7" attached hereto and made part hereof.

            5.8.  FULL  DISCLOSURE:  The  financial  statements  referred  to in
Section 5.7 of this  Agreement do not, nor does any other  written  statement of
Borrower to Lender in connection with the  negotiation of the Loan,  contain any untrue  statement of a material  fact.  Such  statements  do not omit a material fact,  the  omission  of which  would  make  the  statements  contained  therein

                                       15

misleading.  There is no fact known to Borrower  which has not been disclosed in writing to Lender which had or could  reasonably  be expected to have a Material
Adverse Effect.

            5.9.  SUBSIDIARIES:  Borrower  does  not have  any  Subsidiaries  or
Affiliates,  except as shown on  Schedule  "5.9"  attached  hereto and made part hereof.

            5.10. INVESTMENTS, GUARANTEES, CONTRACTS, ETC.:

                 a.  Borrower  has not  entered  into  any  leases  for  real or personal Property (whether as landlord or tenant or lessor or lessee), except as shown on Schedule "5.10(a)," attached hereto and made part hereof.

                 b.  Borrower  is not party to any  contract  or  agreement,  or subject to any charter or other corporate restriction, which has or could have a
Material Adverse Effect.

            5.11. GOVERNMENT REGULATIONS, ETC.:

                 a. The use of the  proceeds of and  Borrower's  issuance of the
Note will not directly or indirectly violate or result in a violation of Section
7 of the Securities  Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including,  without limitation,  Regulations U, T and X of the
Board of  Governors  of the  Federal  Reserve  System,  12 C.F.R.,  Chapter  II.
Borrower  does not own or intend to carry or purchase any "margin  stock" within the meaning of said Regulation U.

                 b. Borrower has obtained all licenses,  permits,  franchises or other  governmental  authorizations  necessary for the ownership of its Property and for the conduct of its business.

                 c. As of the date hereof,  no employee  benefit plan  ("Pension
Plan"),  as defined in Section  3(2) of ERISA,  maintained  by Borrower or under which Borrower  could have any liability  under ERISA (i) has failed to meet the minimum funding  standards  established in Section 302 of ERISA, (ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal  Revenue Code,  including all  applicable  rulings and  regulations thereunder,  (iii) has engaged in or been  involved in a prohibited  transaction under  Section 406 of ERISA or Section 4975 of the  Internal  Revenue Code which would subject Borrower to any material liability, or (iv) has been terminated if such termination would subject Borrower to any material liability.  Borrower has not  assumed,  or received  notice of a claim  asserted  against  Borrower  for, withdrawal  liability  (as defined in Section 4207 of ERISA) with respect to any multi employer  pension plan and is a member of any Controlled Group (as defined in ERISA).  Borrower has timely made all contributions  when due with respect to any  multi  employer  pension  plan in which it  participates  and no event  has occurred  triggering a claim  against  Borrower for  withdrawal  liability  with respect to any multi employer pension plan in which Borrower  participates.  All
Employee  Benefit  Plans  and multi  employer  pension  plans in which  Borrower participates  are shown on  Schedule  "5.11(c)"  attached  hereto  and made part hereof.

                 d. Borrower is not in violation of or receipt of written notice that it is in violation of any  applicable  statute,  regulation or ordinance of the United States of America, or of any state, city, town, municipality,  county or of  any  other  jurisdiction,  or  of  any  agency,  or  department  thereof,
(including,  without  limitation,  Environmental Laws or government  procurement regulations),  a violation  of which  causes or could  cause a Material  Adverse
Effect.

                                       16

                 e. Borrower is current with all reports and documents  required to be filed with any state or federal  securities  commission or similar  agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

            5.12. BUSINESS INTERRUPTIONS: Within two (2) years prior to the date hereof,  none of the  business,  Property or  operations  of  Borrower  has been materially and adversely affected in any way by any casualty,  strike,  lockout, combination of workers,  order of the United States of America,  or any state or local  government,  or any political  subdivision  or agency  thereof,  directed against Borrower.  There are no pending or, to Borrower's knowledge,  threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting
Borrower. Except as set forth on Schedule 5.12, no labor contract of Borrower is scheduled to expire prior to the Maturity Date.

            5.13. NAMES AND INTELLECTUAL PROPERTY:

                 a. Within five (5) years  prior to the Closing  Date,  Borrower has not conducted  business  under or used any other name (whether  corporate or assumed)  except for the names shown on Schedule  "5.13(a)"  attached hereto and made  part  hereof.  Borrower  is the sole  owner of its  names  listed  on such
Schedule "5.13(a)" and any and all business done and all invoices issued in such trade names are  Borrower's  sales,  business and  invoices.  Each trade name of
Borrower  represents a division or trading  style of Borrower and not a separate
Subsidiary or Affiliate or independent entity.

                 b. All trademarks,  service marks,  patents or copyrights which
Borrower  uses,  plans  to use or has a  right  to use  are  shown  on  Schedule
"5.13(b)" attached hereto and made part hereof and Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such
Property, as such claims and rights are shown on Schedule "5.13(b)". Borrower is not in  violation  of any  rights  of any  other  Person  with  respect  to such
Property.

                 c. Except as shown on Schedule  "5.13(c)"  attached  hereto and made part  hereof,  (i)  Borrower  does not  require  any  copyrights,  patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other  intellectual  property in order to provide  services to its customers in the ordinary  course of business;  and (ii) Lender will not require any  copyrights,  patents,  trademarks  or other  intellectual  property  or any licenses or consents to use the same in order to provide such services after the occurrence of an Event of Default.

            5.14.  OTHER  ASSOCIATIONS:  Borrower  is  not  engaged  and  has no interest in any joint  venture or  partnership  with any other Person  except as shown on Schedule "5.14," attached hereto and made part hereof.

            5.15.  ENVIRONMENTAL  MATTERS:  Except as shown on Schedule  "5.15,"
attached hereto and made part hereof:

                 a. To Borrower's knowledge, no Property presently owned, leased or operated by Borrower  contains,  or has previously  contained,  any Hazardous
Substances in amounts or  concentrations  which (i)  constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

                 b. To Borrower's  knowledge  after due inquiry,  Borrower is in compliance,  and has been in compliance with all applicable  Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased,  or  operated by Borrower or  violation  of any  Environmental  Law with

                                       17

respect to such properties  which could reasonably be expected to interfere with any of their  continued  operations or reasonably be expected to impair the fair saleable value thereof.

                 c. Borrower has not received any notice of  violation,  alleged
violation,   noncompliance,   liability   or   potential   liability   regarding
environmental  matters or compliance with  Environmental  Laws that has not been complied with and to Borrower's knowledge no such notice is being threatened.

                 d. Hazardous  Substances have not been  transported or disposed of in a manner  or to a  location  which are  reasonably  likely to give rise to liability of Borrower under any Environmental Law.

                 e. No judicial  proceeding or  governmental  or  administrative action  is  pending,  or to the  knowledge  of  Borrower,  threatened  under any
Environmental Law to which such Borrower is, or to Borrower's knowledge will be, named as a party,  nor are there any consent  decrees or other decrees,  consent orders,  administrative  orders  or other  orders,  or other  administrative  or judicial  requirements  outstanding,  the  implementation of which is reasonably likely to have a Material  Adverse  Effect with  respect to  Borrower  under any
Environmental Law.

            5.16.  REGULATION  0: No  director,  executive  officer or principal
shareholder  of  Borrower  is  a  director,   executive   officer  or  principal
shareholder of Lender.  For the purposes hereof the terms "director"  "executive officer" and "principal  shareholder" (when used with reference to Lender), have the respective  meanings assigned thereto in Regulation 0 issued by the Board of
Governors of the Federal Reserve System.

            5.17. CAPITAL STOCK: The authorized and outstanding Capital Stock of
Borrower is as shown on Schedule  "5.17"  attached  hereto and made part hereof.
All of the Capital  Stock of Borrower has been duly and validly  authorized  and issued and is fully paid and  non-assessable  and has been sold and delivered to the holders  thereof in compliance  with,  or under valid  exemption  from,  all
Federal  and  state  laws and the  rules  and  regulations  of all  Governmental
Authorities governing the sale and delivery of securities. Except for the rights and obligations shown on Schedule "5.17," there are no subscriptions,  warrants, options,  calls,  commitments,  rights or agreements by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any  pre-emptive  rights held by any Person with respect to the shares of Capital Stock of such Borrower.  Except as shown on Schedule "5.17," Borrower has not issued any securities  convertible into or exchangeable for shares of its Capital Stock or any options, warrants or
other  rights  to  acquire  such  shares  or  securities   convertible  into  or
exchangeable for such shares.

            5.18. SOLVENCY: After giving effect to the transactions contemplated under this  Agreement,  Borrower  is  solvent,  is able to pay its debts as they become  due,  and has  capital  sufficient  to  carry  on its  business  and all businesses in which it is about to engage,  and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower's debts. Borrower will not be rendered insolvent by the execution  and  delivery of this  Agreement  or any of the other Loan  Documents executed in connection with this Agreement or by the  transactions  contemplated hereunder or thereunder.

                                       18

            5.19.  PERFECTION  AND PRIORITY:  This  Agreement and the other Loan
Documents  are  effective  to  create  in  favor  of  Lender  legal,  valid  and enforceable  Liens  in  all  right,  title  and  interest  of  Borrower  in  the
Collateral,  and when financing statements have been filed in the offices of the jurisdictions  shown on Schedule  "5.19,"  attached  hereto and made part hereof under  Borrower's  name,  Borrower will have granted to Lender,  and Lender will have  perfected  first  priority  Liens in the Collateral in which a lien may be perfected by the filing of a Financing  Statement,  superior in right to any and all other Liens,  existing or future, other than to the extent Lender has agreed in this Agreement that such Liens are ahead of Lender's Liens.

            5.20.  COMMERCIAL TORT CLAIMS: As of the Closing Date, Borrower does not have any Commercial Tort Claims, except as shown on Schedule "5.20" attached hereto and made part hereof.

            5.21. LETTER OF CREDIT RIGHTS: As of the Closing Date,  Borrower has
no Letter of Credit Rights,  except as shown on Schedule "5.21," attached hereto and made part hereof.

            5.22. DEPOSIT ACCOUNTS: All Deposit Accounts of Borrower,  including the Collection  Account,  are shown on Schedule "5.22," attached hereto and made part hereof.

SECTION VI. BORROWER'S AFFIRMATIVE COVENANTS

            Borrower covenants as follows:

            6.1.  PAYMENT OF TAXES AND CLAIMS:  Borrower shall pay,  before they become delinquent,  all taxes,  assessments and governmental  charges, or levies imposed  upon it, or upon  Borrower's  Property,  and all  claims or  demands of materialmen,  mechanics,  carriers,  warehousemen,  landlords and other Persons, entitled to the benefit of statutory or common law Liens which,  in any case, if unpaid,  would result in the  imposition of a Lien upon its  Property;  provided however,  that Borrower  shall not be required to pay any such tax,  assessment, charge, levy, claim or demand if the amount,  applicability or validity thereof, shall at the time, be contested in good faith and by appropriate  proceedings by
Borrower,  and if such  Borrower  shall  have set  aside on its  books  adequate reserves  in respect  thereof,  if so required in  accordance  with GAAP;  which deferment  of payment is  permissible  so long as no Lien other than a Permitted
Lien has been  entered  and  Borrower's  title  to,  and its  right to use,  its
Property are not materially adversely affected thereby.

            6.2. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE:

                 a.  PROPERTY - Borrower  shall  maintain  its  Property in good
condition  (normal  wear  and  tear  excepted)  make  all  necessary   renewals,
replacements,  additions,  betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by Borrower.

                 b. PROPERTY INSURANCE,  PUBLIC AND PRODUCTS LIABILITY INSURANCE
- (i) Borrower  shall  maintain  insurance on all  insurable  tangible  Property against  fire,  flood,  casualty  and such  other  hazards  (including,  without limitation,  extended coverage,  workmen's  compensation,  boiler and machinery, with inflation  coverage by endorsement) and against public  liability,  product liability and business  interruption,  in each case in such  amounts,  with such deductibles  and  with  such  insurers  as are  customarily  used  by  companies operating  in the same  industry  as  Borrower.  (ii) At or  prior  to  Closing,
Borrower shall furnish Lender with duplicate  original  policies of insurance or such other evidence of insurance as Lender may require,  and any certificates of insurance  shall be issued on Acord  Form-27.  In the  event  Borrower  fails to

                                       19

procure or cause to be procured any such  insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrower, but
Borrower  shall  continue  to be liable for the same.  The  policies of all such casualty  insurance shall contain  standard  lender's loss payable and Mortgagee clauses (and, with respect to liability and interruption  insurance,  additional insured  clauses)  issued in favor of Lender  under which all losses  thereunder shall be paid to Lender as Lender's  interest may appear.  Such  policies  shall expressly  provide that the  requisite  insurance  cannot be altered or canceled without  thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding  the act or neglect of Borrower.  (iii) Borrower hereby appoints
Lender as Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to  Borrower in order to collect the  proceeds of such  insurance  and any amount or amounts  collected by Lender  pursuant to the provisions of this Section may be applied by Lender, in its sole discretion,  to any  Obligations  or to repair,  reconstruct or replace the loss of os damage to
Collateral  as  Lender  in its  discretion  may  from  time to  time  determine, provided,  however,  that if insurance  proceeds  are less than  $500,000 and no
Event of Default has occurred and is  continuing,  such  proceeds  shall be made available to Borrower for repair, reconstruction, or replacement for the lost or damaged collateral.  (iv) Borrower further covenants that all insurance premiums owing under its current  policies have been paid.  Borrower shall notify Lender, immediately,  upon Borrower's receipt of a notice of termination,  cancellation, or non-renewal from its insurance company of any such policy.

                 c. FINANCIAL RECORDS - Borrower shall keep current and accurate books of records  and  accounts  so as to permit  such  Borrower  to deliver the financial  statements  described in Section 6.9 below,  all in  accordance  with
GAAP. Surety shall keep current and accurate books of records and accounts,  and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its fiscal year end date without the prior written consent of Lender.

                 d. CORPORATE EXISTENCE AND RIGHTS - Borrower shall do (or cause to be done) all things  necessary  to preserve and keep in full force and effect its existence, good standing, rights and franchises.

                 e.  COMPLIANCE WITH LAWS - Borrower shall be in compliance with any and all laws, ordinances,  governmental rules and regulations,  and court or administrative orders or decrees to which it is subject,  whether federal, state or local,  (including,  without  limitation,  Environmental  Laws and government procurement  regulations)  and  shall  obtain  any  and all  licenses,  permits, franchises or other  governmental  authorizations  necessary to the ownership of its Property or to the conduct of its businesses,  which violation or failure to obtain  causes or could  reasonably  be  expected  to cause a  Material  Adverse
Effect.  Borrower  shall  timely  satisfy  all  assessments,  fines,  costs  and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental  Authority against Borrower or any Property of Borrower.

            6.3.  BUSINESS  CONDUCTED:  Borrower  shall continue in the business presently  operated by it using its commercially  reasonable efforts to maintain its customers and goodwill.  Borrower shall not engage,  directly or indirectly, in any material respect in any line of business substantially different from the businesses  conducted  by  Borrower  immediately  prior  to  the  Closing  Date;
provided,  however,  that  Borrower  shall be permitted to operate video lottery terminals and related amenities at the Racetrack.

            6.4. LITIGATION:  Borrower shall give prompt notice to Lender of any litigation  claiming in excess of Two Hundred Fifty Thousand Dollars ($250,000), or which may otherwise have a Material Adverse Effect.

                                       20

            6.5.  ISSUE  TAXES:  Borrower  shall pay all taxes (other than taxes based upon or  measured  by any  Lender's  income or  revenues  or any  personal property  tax),  if any, in  connection  with the  issuance of the Notes and the recording of any lien  documents.  The  obligations of Borrower  hereunder shall survive the payment of the  Obligations  hereunder and the  termination  of this
Agreement.

            6.6.  BANK  ACCOUNTS:  For a period of not less than seven (7) years after the Closing Date,  Borrower  shall (i) maintain with Lender the Collection
Account and all of its major  depository and  disbursement  accounts with Lender and (ii)  maintain  or cause any other  Person who  operates  the  Racetrack  to maintain  with Lender the  accounts  into which all of the revenues and receipts from the operations at the  Racetrack,  including all revenues and receipts from the video lottery  terminals (after  installation  thereof) operated at the Real
Property are  deposited.  The  provisions  of this Section 6.6 shall survive the
Maturity Date and the repayment of the Loan.

            6.7. ATM  MACHINES:  Except to the extent  prohibited  by applicable regulatory  law,  Borrower  grants to Lender the exclusive  right to install and operate ATM  machines at the Real  Property  for a period of ten (10) years from the Closing Date.  Borrower  shall,  on a timely basis,  as requested by Lender, execute and deliver such ATM agreements as Lender may require. The Borrower will be entitled to 25% of the net fee income received by the Lender generated by the usage of ATM  machines,  after the  deduction of all direct and indirect cost of maintaining  and operating such ATM machines,  Lender shall be  responsible  for installing,  servicing and  maintaining  the ATM machines.  Lender shall use its best efforts to provide  Borrower with a proposed ATM agreement  within 180 days after Closing, provided that even if any such agreement has not been provided or agreed upon within such  period,  Lender may in any event begin  installing  and utilizing  ATM  machines at the  Racetrack  following  such 180 day period.  The provisions of this Section 6.7 shall survive the Maturity Date and the repayment of the Loan.

            6.8.  EMPLOYEE  BENEFIT  PLANS:  Borrower  shall (a) fund all of its
Pension Plan(s) in a manner that will satisfy the minimum  funding  standards of
Section 302 of ERISA, (b) furnish Lender,  promptly upon Lender's request,  with copies  of all  reports  or  other  statements  filed  with  the  United  States
Department of Labor, the PBGC or the IRS with respect to all Pension Plan(s), or which Borrower, or any member of a Controlled Group, may receive from the United
States  Department  of Labor,  the IRS or the  PBGC,  with  respect  to all such
Pension  Plan(s),  and (c)  promptly  advise  Lender  of the  occurrence  of any reportable  event (as defined in Section 4043 of ERISA,  other than a reportable event for which the thirty  (30) day notice  requirement  has been waived by the
PBGC) or prohibited  transaction  (under Section 406 of ERISA or Section 4975 of the Internal  Revenue  Code) with  respect to any such  Pension  Plan(s) and the action which Borrower proposes to take with respect thereto.  Borrower will make all  contributions  when due with respect to any multi employer  pension plan in which it  participates  and will promptly  advise Lender upon (x) its receipt of notice of the assertion  against  Borrower of a claim for withdrawal  liability,
(y) the  occurrence  of any event which,  to the best of  Borrower's  knowledge, would  trigger  the  assertion  of a  claim  for  withdrawal  liability  against
Borrower,  and (z)  upon  the  occurrence  of any  event  which,  to the best of
Borrower's knowledge,  would place Borrower in a Controlled Group as a result of which any  member  (including  Borrower)  thereof  may be subject to a claim for withdrawal liability, whether liquidated or contingent.

            6.9. FINANCIAL AND BUSINESS  INFORMATION:  Borrower shall deliver or cause to be delivered to Lender the following:

                                       21

                 a. FINANCIAL  STATEMENTS  AND  COLLATERAL  REPORTS - such data, reports,  statements  and  information,  financial or  otherwise,  as Lender may reasonably request, including, without limitation:

                    i.  within  forty-five  (45)  days  after  the  end of  each calendar  quarter,  the  income and cash flow  statements  of  Borrower  and its
Subsidiaries  for such  quarter and for the  expired  portion of the fiscal year ending  with the end of such  quarter,  setting  forth in  comparative  form the corresponding figures for the corresponding periods of the previous fiscal year, and the balance  sheet of Borrower  and its  Subsidiaries  as at the end of such quarter,  setting forth in comparative form the corresponding  figures as at the end of the corresponding  periods of the previous fiscal year, all in reasonable detail and certified by Borrower's chief financial officer to have been prepared from the books and records of Borrower;

                    ii.  within one hundred  twenty  (120) days after the end of each fiscal year of Borrower,  the income and cash flow  statements  of Borrower and its  Subsidiaries  for such year,  and the balance sheet of Borrower and its
Subsidiaries  as at the end of such fiscal year,  setting  forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail,  including all supporting schedules,  and audited by an  independent  public  accounting  firm  acceptable to Lender,  and unqualifiedly certified to have been prepared in accordance with GAAP;

                    iii. within forty-five (45) days of the end of each calendar month,  Borrower's  accounts  receivable  aging report,  accounts  payable aging report and such other reports as Lender reasonably deems necessary, certified by
Borrower's chief financial officer or President as true and correct, all in form and substance reasonably satisfactory to Lender; and

                    iv.  no later  than  sixty  (60) days  prior to each  fiscal year-end,  Borrower's  annual financial  statement  projections for the upcoming fiscal year.

                 b. NOTICE OF EVENT OF DEFAULT - promptly upon becoming aware of the existence of any condition or event which  constitutes a Default or an Event of Default under this  Agreement,  a written  notice  specifying  the nature and period of existence  thereof and what action Borrower is taking (and proposes to take) with respect thereto;

                 c.  NOTICE  OF  CLAIMED  DEFAULT -  promptly  upon  receipt  by
Borrower,  notice of default, oral or written, given to Borrower by any creditor for Indebtedness for borrowed money, otherwise holding long term Indebtedness of
Borrower in excess of Five Hundred Thousand Dollars ($500,000); and

                 d. SECURITIES AND OTHER REPORTS - if Borrower shall be required to file reports with the Securities and Exchange  Commission pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement,  report, notice or proxy statement sent by Borrower, if any, to stockholders generally, and, a copy of  each  regular  or  periodic  report,  and  any  registration  statement,  or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state  securities  and  exchange  commissions  or any  successor agency.

            6.10.  OFFICERS'  CERTIFICATES:  Along  with  the  set of  financial statements  delivered  to Lender at the end of each fiscal  quarter  pursuant to
Section 6.9(a)(i) hereof and the annual financial  statements delivered pursuant to Section 6.9(a)(ii) hereof, Borrower shall deliver to Lender a certificate

                                       22

("Compliance Certificate") (in the form of Exhibit "D," attached hereto and made part hereof) from the President of Borrower  certifying that no Default or Event of Default exists.

            6.11.  AUDITS AND INSPECTION:  Borrower shall permit any of Lender's officers or other  representatives  to visit and inspect upon reasonable  notice during business hours any of the locations of Borrower, to examine and audit all of  Borrower's  books of account,  records,  reports and other  papers,  to make copies and extracts therefrom and to discuss its affairs,  finances and accounts with its officers, employees and independent certified public accountants all at
Borrower's  expense at the standard rates charged by Lender for such activities, plus Lender's reasonable out-of-pocket expenses.

            6.12. TAX RETURNS,  FINANCIAL STATEMENTS AND OTHER REPORTS: Promptly
after each calendar year (but in any event no later than September 15), Borrower shall promptly furnish, or shall cause to be furnished,  to Lender copies of the annual  federal and state  income tax returns of  Borrower  for the  immediately preceding year.  Borrower further agrees that, if requested by Lender,  it shall promptly  furnish  Lender with  copies of all  material  reports  filed with any federal, state or local Governmental Authority.

            6.13.  INFORMATION  TO  PARTICIPANT:   Lender  may  divulge  to  any
participant,  assignee or  co-lender  or  prospective  participant,  assignee or co-lender it may obtain in the Loan or any portion thereof, all information, and
furnish  to  such  Person   copies  of  any   reports,   financial   statements,
certificates,  and documents obtained under any provision of this Agreement,  or related agreements and documents.

            6.14.   MATERIAL   ADVERSE   DEVELOPMENTS:   Borrower   agrees  that
immediately upon becoming aware of any development or other information  outside the ordinary  course of business and  excluding  matters of a general  economic, financial  or  political  nature  which would  reasonably  be expected to have a
Material Adverse Effect it shall give to Lender telephonic notice specifying the nature of such  development  or  information  and such  anticipated  effect.  In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business
Day thereafter.

            6.15. PLACES OF BUSINESS: Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the  establishment of any new, or the  discontinuance of any existing place of business;  provided that Borrower may not establish any place of business outside of the United States.

            6.16.  COMMERCIAL  TORT CLAIMS:  Borrower  will  immediately  notify
Lender in writing in the event that  Borrower  becomes a party to or obtains any rights with  respect to any  Commercial  Tort  Claim.  Such  notification  shall
include   information   sufficient  to  describe  such  Commercial  Tort  Claim,
including,  but not limited to, the parties to the claim, the court in which the claim was  commenced,  the docket number  assigned to such claim,  if any, and a detailed  explanation of the events that gave rise to the claim.  Borrower shall execute and deliver to Lender all documents and/or agreements necessary to grant
Lender  a  security  interest  in such  Commercial  Tort  Claim  to  secure  the
Obligations.   Borrower   authorizes  Lender  to  file  (without  each  Borrower
signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim.

            6.17.  LETTER OF CREDIT  RIGHTS:  Borrower shall provide Lender with written  notice  of any  Letters  of  Credit  for  which  each  Borrower  is the beneficiary.  Borrower  shall  execute  and  deliver (or cause to be executed or

                                       23

delivered)  to Lender,  all  documents  and  agreements as Lender may require in order to obtain and  perfect  its  security  interest  in such  Letter of Credit
Rights.

            6.18.  CORRESPONDENCE WITH NEW YORK LOTTERY:  Borrower shall provide
Lender with a copy of any  correspondence  of an adverse nature that it receives or sends to the New York Lottery  regulatory  agency with respect to its license and material obligations.

            6.19. APPRAISALS:  Lender may at its option obtain once in each year
(or as otherwise  requested by Lender) an appraisal of the Real Property  and/or leasehold  interest  under the Lease or any part thereof  prepared in accordance with  written  instructions  from  Lender  by a third  party  appraiser  engaged directly by Lender if any of the following  occur as determined by Lender in its sole discretion:  (a) an Event of Default has occurred and is continuing; (b) an adverse  change has occurred in real estate market  conditions in the area where the Property is located;  (c) an appraisal  is required or  recommended  by bank examiners and/or auditors or pursuant to banking regulations or bank policy then in effect;  or (d) an adverse change has occurred in the financial  condition of
Borrower. Each such appraiser and appraisal shall be satisfactory to Lender.

SECTION VII. BORROWER'S NEGATIVE COVENANTS

            Borrower covenants as follows:

            7.1. MERGER, CONSOLIDATION, DISSOLUTION OR LIQUIDATION:

                 a. Borrower  shall not engage in any Asset Sale other than: (i)
Inventory sold in the ordinary course of Borrower's  business,  (ii) disposition in the ordinary course of business of obsolete or nonworking  equipment,  which, if  reasonably  necessary,  shall be  promptly  replaced by other  equipment  of comparable  or superior  quality  and value or (iii) a transfer of the  lessee's interest in the Lease to Surety,  provided that  concurrent  with such transfer,
Surety  assumes all  obligations  of Borrower  under the Loan  Documents and all business  assets and  operations  at the Racetrack  remains  subject to Lender's first priority security interest.

                 b.  Borrower  shall not merge or  consolidate,  except  for the
Consolidation  Transaction  or a merger  between  Borrower and Surety,  with any other Person or engage in a division, conversion, dissolution or liquidation.

            7.2.  ACQUISITIONS:  Borrower  shall not  acquire  all or a material portion of the Capital  Stock or assets of any Person in any  transaction  or in any  series  of  related  transactions  or enter  into  any  sale and  leaseback transaction.

            7.3.  LIENS AND  ENCUMBRANCES:  Borrower  shall not:  (i) execute or permit to exist a negative pledge  agreement with any Person covering any of its
Property,  or (ii) cause or permit or agree or consent to cause or permit in the future  (upon  the  happening  of a  contingency  or  otherwise),  its  Property
(including, without limitation, the Collateral),  whether now owned or hereafter acquired,  to be subject  to a Lien or be  subject  to any  claim,  in each case except for Permitted Liens.

            7.4. TRANSACTIONS WITH AFFILIATES OR SUBSIDIARIES:

                 a.  Borrower  shall not  enter  into any  transaction  with any
Subsidiary  or other Affiliate,  including,  without  limitation,  the purchase, sale,  or  exchange  of  Property,  or the  loaning  or  giving  of funds to any

                                       24

Affiliate or any Subsidiary  unless: (i) such Subsidiary or Affiliate is engaged in a business  substantially related to the business conducted by Borrower,  and the  transaction  is in the ordinary  course of and  pursuant to the  reasonable requirements of Borrower's business and upon terms substantially the same and no less  favorable  to Borrower as it would  obtain in a  comparable  arm's  length transaction  with any Person not an Affiliate or a Subsidiary,  or if not on any
arm's  length  basis then such  transaction  would not have a  Material  Adverse
Effect, and in any event so long as such transaction is not prohibited hereunder and any obligations incurred by Borrower as a result thereof are subordinated to the Obligations under agreements  acceptable to Lender; or (ii) such transaction is intended for incidental administrative purposes.

            7.5. GUARANTEES: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable,  directly or indirectly,  primary or secondary,  matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person.

            7.6. INDEBTEDNESS: Borrower shall not incur or be liable at any time for any Indebtedness except for Permitted Indebtedness.

            7.7.  LOANS  AND  INVESTMENTS:  Borrower  shall  not  make  or  have outstanding loans,  advances,  extensions of credit or capital contributions to, or investments in, any Person other than Permitted Investments.

            7.8. USE OF PARTY'S  NAME:  Neither Party hereto shall use the other party's name in connection with any of its business  operations.  Nothing herein contained is intended to permit or  authorize  either party to make any contract on behalf of the other.

            7.9. MISCELLANEOUS COVENANTS:

                 a.  Borrower  shall not become or be a party to any contract or agreement  which at the time of becoming a party to such  contract or  agreement materially impairs Borrower's ability to perform under this Agreement,  or under any other  instrument,  agreement or document to which Borrower is a party or by which it is or may be bound.

                 b.  Borrower  shall not carry or purchase  any  "margin  stock"
within the meaning of  Regulations  U, T or X of the Board of  Governors  of the
Federal Reserve System, 12 C.F.R., Chapter II.

            7.10.  JURISDICTION OF ORGANIZATION:  If a Registered  Organization,
Borrower shall not change its jurisdiction of organization.

            7.11. CHANGE OF CONTROL:  There shall not occur a Change of Control.

SECTION VIII. DEFAULT

            8.1.  EVENTS  OF  DEFAULT:   Each  of  the  following  events  shall
constitute an event of default ("Event of Default"):

                 a.  PAYMENTS - Borrower  fails to make any payment of principal or interest  under the  Obligations on the date such payment is due and payable;
or

                                       25

                 b.  OTHER  CHARGES - Borrower  fails to pay any other  charges, fees,  Expenses or other monetary  obligations owing to Lender arising out of or incurred in connection  with this  Agreement  within fifteen (15) days after the date such payment is due and payable; or

                 c.  PARTICULAR  COVENANT  DEFAULTS - Borrower fails to perform, comply with or observe any covenant or  undertaking  contained in this Agreement
(other than with respect to the covenants contained in Section 6.9 and Section 7 for which no cure period shall exist) and such failure continues for thirty (30)
days after the occurrence thereof; or

                 d.  FINANCIAL  INFORMATION - any statement,  report,  financial statement,  or certificate made or delivered by Borrower or any of its officers, employees or agents to Lender is not true and correct, in all material respects, when made; or

                 e. WARRANTIES OR REPRESENTATIONS - any warranty, representation or other statement by or on behalf of Borrower  contained in or pursuant to this
Agreement, the other Loan Documents or in any document,  agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

                 f. AGREEMENTS  WITH OTHERS - The holder of any  Indebtedness of
Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000)  accelerates the payment of Borrower's  obligations,  which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment;

                 g.  JUDGMENTS - any final  judgment for the payment of money in excess of Seven Hundred Fifty Thousand  Dollars  ($750,000) in the aggregate (i)
which is not fully and  unconditionally  covered by  insurance or (ii) for which
Borrower  has not  established  a cash or cash  equivalent  reserve  in the full amount of such judgment, shall be rendered by a court of record against Borrower and such  judgment  shall  continue  unsatisfied  and in effect  for a period of thirty (30)  consecutive  days without being vacated,  discharged,  satisfied or bonded pending appeal; or

                 h.  ASSIGNMENT  FOR  BENEFIT OF  CREDITORS,  ETC. - if Borrower
makes or  proposes  in  writing,  an  assignment  for the  benefit of  creditors generally,  offers a composition  or extension to  creditors,  or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or

                 i. BANKRUPTCY, DISSOLUTION, ETC. - upon the commencement of any action for the  dissolution or liquidation of Borrower,  or the  commencement of any  proceeding  to avoid  any  transaction  entered  into by  Borrower,  or the commencement  of any case or proceeding  for  reorganization  or  liquidation of
Borrower's  debts under the  Bankruptcy  Code or any other state or federal law, now or hereafter  enacted for the relief of debtors,  whether  instituted  by or against Borrower; provided however, that Borrower shall have thirty (30) days to obtain the dismissal or discharge of involuntary  proceedings  filed against it, it being  understood  that during  such thirty (30) day period,  Lender may seek adequate protection in any bankruptcy proceeding; or

                 j. RECEIVER - upon the  appointment of a receiver,  liquidator, custodian,  trustee  or  similar  official  or  fiduciary  for  Borrower  or for
Borrower's Property; or

                 k.  TERMINATION  OF BUSINESS - if Borrower  ceases any material portion of its business operations as presently conducted; or

                                       26

                 1. PENSION  BENEFITS,  ETC. - if Borrower  fails to comply with
ERISA so that  proceedings  are  commenced  to appoint a trustee  under ERISA to administer  Borrower's  employee  plans or the PBGC  institutes  proceedings  to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a "reportable event" as defined under ERISA occurs; or

                 m.  SURETY  AGREEMENT  - if any Event of Default (as defined in the Surety Agreement) occurs under the Surety Agreement; or

                 n. SECURITY  AGREEMENT - if any breach or default  occurs under the Security Agreement; or

                 o.  LIENS - if any Lien in favor of  Lender  shall  cease to be valid,  enforceable  and  perfected  and prior to all  other  Liens  other  than
Permitted Liens or if Borrower or any Governmental Authority shall assert any of the foregoing; or

                 p.  MATERIAL  ADVERSE  EFFECT  - if  there  is  any  change  in
Borrower's  financial condition which, in Lender's  reasonable  opinion,  has or would be reasonably likely to have a Material Adverse Effect, or

            8.2. CURE: Nothing contained in this Agreement or the Loan Documents shall be  deemed to  compel  Lender  to  accept a cure of any  Event of  Default hereunder.

            8.3. RIGHTS AND REMEDIES ON DEFAULT:

                 a. To the extent  permitted  by law,  in  addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents  (each of which is also then  exercisable  by Lender),  or otherwise  available  at  law  or in  equity,  upon  or at any  time  after  the occurrence and during the continuance of an Event of Default, Lender may, in its discretion,  declare the Obligations  immediately  due and payable,  all without demand,  notice,  presentment  or protest or further action of any kind (it also being  understood  that the  occurrence of any of the events or  conditions  set forth in Sections 8.1 (h),(i) or (j) shall  automatically  cause an acceleration of the Obligations).

                 b. To the extent  permitted  by law,  in  addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents  (each of which is also then  exercisable  by Lender),  or otherwise  available  at  law  or in  equity,  upon  or at any  time  after  the acceleration of the Obligations following the occurrence of an Event of Default,
Lender may, in its  discretion,  exercise all rights under the UCC and any other applicable  law or in  equity,  and under  all Loan  Documents  permitted  to be exercised after the occurrence of an Event of Default,  including, to the extent permitted by law, the following  rights and remedies (which list is given by way of example and is not intended to be an  exhaustive  list of all such rights and remedies):

                    i. The right to take  possession of, send notices  regarding and collect directly the Collateral, with or without judicial process (including without  limitation the right to notify the United States postal  authorities to redirect mail addressed to Borrower to an address designated by Lender); or

                    ii.  By its own  means or with  judicial  assistance,  enter
Borrower's  premises  and  take  possession  of the  Collateral,  or  render  it unusable,  or dispose of the  Collateral  on such  premises in  compliance  with

                                       27

subsection  (c) below,  without any  liability for rent,  storage,  utilities or other sums, and Borrower shall not resist or interfere with such action; or

                    iii. Require Borrower at Borrowers'  expense to assemble all or any part of the  Collateral  (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

                 c. Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any  intended  public sale or of the time after which any private sale or other  disposition  of the  Collateral  is to be made, shall be deemed to be reasonable  notice of such sale or other  disposition.  If permitted by  applicable  law, any  perishable  inventory  or  Collateral  which threatens to speedily  decline in value or which is sold on a recognized  market may be sold  immediately  by Lender  without prior notice to Borrower.  Borrower covenants  and agrees not to  interfere  with or impose any obstacle to Lender's exercise of its rights and remedies  with respect to the  Collateral,  after the occurrence of an Event of Default hereunder.  Lender shall have no obligation to clean up or  prepare  the  Collateral  for  sale.  If  Lender  sells  any of the
Collateral  upon credit,  Borrower will only be credited with payments  actually made by the  purchaser  thereof,  that are  received  by Lender.  Lender may, in connection with any sale of the Collateral  specifically disclaim any warranties of title or the like.

            8.4.  NATURE OF REMEDIES:   Except to the extent  prohibited by law,
all rights and remedies  granted Lender  hereunder and under the Loan Documents, or  otherwise  available  at law or in equity,  shall be deemed  concurrent  and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all  Obligations  are satisfied in full.  The exercise  of any one right or remedy  shall not be deemed a waiver or release of any other right or remedy, and Lender,  upon or at any time after the occurrence of an Event of Default,  may proceed against  Borrower,  at any time,  under any agreement, with any available remedy and in any order.

            8.5.  SET-OFF:  Except to the extent  prohibited by law, if any bank account of Borrower  with  Lender or any  participant  is attached or  otherwise liened or levied upon by any third party,  Lender (and such  participant)  shall have and be deemed to have,  without notice to Borrower,  the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's
Obligations hereunder.

SECTION IX. MISCELLANEOUS

            9.1.  GOVERNING LAW: THIS AGREEMENT,  AND ALL RELATED AGREEMENTS AND
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE
LAWS OF NEW YORK. EXCEPT TO THE EXTENT PROHIBITED BY LAW, THE PROVISIONS OF THIS
AGREEMENT AND ALL OTHER  AGREEMENTS  AND DOCUMENTS  REFERRED TO HEREIN ARE TO BE
DEEMED SEVERABLE,  AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL
NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE
AND EFFECT.

            9.2. INTEGRATED AGREEMENT:  The Note, the other Loan Documents,  all related  agreements,  and this  Agreement  shall be construed as integrated  and complementary  of each other,  and as augmenting  and not  restricting  Lender's rights and remedies.  If, after applying the foregoing,  an inconsistency  still exists,  the provisions of this Agreement shall constitute an amendment  thereto and shall control.

                                       28

            9.3. WAIVER: To the extent permitted by law, no omission or delay by
Lender in  exercising  any right or power  under this  Agreement  or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence  therein,  and any single or partial exercise of any such right or power will not preclude other or further  exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid  unless in writing and signed by Lender and then only to the extent specified.

            9.4. INDEMNITY:

                 a.  Borrowers  release  and shall  indemnify,  defend  and hold harmless Lender and its respective  officers,  employees and agents, of and from any claims, demands,  liabilities,  obligations,  judgments,  injuries,  losses, damages and costs and expenses (including, without limitation,  reasonable legal fees) resulting from (i) acts or conduct of Borrower under,  pursuant or related to this  Agreement  and the other  Loan  Documents,  (ii)  Borrower's  breach or violation of any representation,  warranty, covenant or undertaking contained in this Agreement or the other Loan Documents,  (iii) Borrower's  failure to comply with any or all laws, statutes,  ordinances,  governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees,  (including without limitation  Environmental Laws, etc.), and (iv) any claim by any other  creditor  of  Borrower  against  Lender  arising  out of any transaction  whether  hereunder or in any way related to the Loan  Documents and all costs,  expenses,  fines,  penalties or other damages  resulting  therefrom, unless,  in each case,  resulting  from acts or  conduct of Lender  constituting willful misconduct or gross negligence.

                 b.  Promptly  after  receipt  by  an  indemnified  party  under subsection  (a)  above of notice of the  commencement  of any  action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying  party under such  subsection,  notify the indemnifying party in writing of the  commencement  thereof.  The  omission  so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may  have  to  any  indemnified  party  under  such  subsection  only  if the indemnifying  party is unable to defend such actions as a result of such failure to so notify.  In case any such action shall be brought  against any indemnified party and it shall notify the indemnifying  party of the  commencement  thereof, the  indemnifying  party shall be entitled to  participate  therein  and, to the extent that it shall wish,  jointly with any other  indemnifying party similarly notified,  to assume the defense  thereof,  with  counsel  satisfactory  to such indemnified  party (who shall not,  except with the  consent of the  indemnified party,  be  counsel  to the  indemnified  party),  and,  after  notice  from the indemnifying  party to such  indemnified  party of its election so to assume the defense thereof,  the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses,  in each case  subsequently  incurred by such  indemnified  party,  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

            9.5. TIME:  Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business  Day,  such  payment may be made, or such act may be performed, on the next succeeding Business Day.

            9.6.   EXPENSES  OF  LENDER:  At  Closing  and  from  time  to  time thereafter,  Borrower will pay upon demand of Lender all reasonable  costs, fees and  expenses  of  Lender  in  connection  with (i) the  analysis,  negotiation,
preparation,  execution,  administration,   delivery  and  termination  of  this

                                       29

Agreement,  and other Loan Documents and the documents and instruments  referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement,  supplement, waiver or consent is executed or becomes effective,  search costs,  the reasonable  fees,  expenses and  disbursements of counsel for Lender,  any fees or expenses  incurred by Lender under Section 6.11 for which Borrower is obligated thereunder, and reasonable charges of any expert consultant to Lender, (ii) the enforcement of Lender's rights hereunder,  or the collection of any payments owing from,  Borrower under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of
Lender  hereunder and under the other Loan Documents,  and (iii) any refinancing or  restructuring of the credit  arrangements  provided under this Agreement and other Loan  Documents  in the nature of a  "work-out"  or of any  insolvency  or
bankruptcy  proceedings,   or  otherwise  (including  the  reasonable  fees  and
disbursements of counsel for Lender and, with respect to clauses (ii) and (iii), reasonable allocated costs of internal counsel) (collectively, the "Expenses").

            9.7. BROKERAGE:  This transaction was brought about and entered into by Lender and Borrower  acting as principals and without any brokers,  agents or finders being the effective  procuring  cause hereof.  Borrower  represents that they have not committed  Lender to the payment of any brokerage fee,  commission or charge in  connection  with this  transaction.  If any such  claim is made on
Lender  by any  broker,  finder  or  agent  or  other  person,  Borrower  hereby indemnifies,  defends  and saves  such  party  harmless  against  such claim and further will defend, with counsel  satisfactory to Lender, any action or actions to recover on such claim,  at Borrower's  own cost and expense,  including  such parties'  reasonable  counsel fees.  Borrower further agrees that until any such claim or demand is adjudicated in such parties' favor, the amount demanded shall be deemed an Obligation of Borrower under this Agreement.

            9.8. NOTICES:

                 a. Any  notices  or  consents  required  or  permitted  by this
Agreement  shall be in writing and shall be deemed  given if delivered in person to the person listed below on the date so delivered or if sent by telecopy or by nationally  recognized  overnight  courier on the  following  business day after deposit with such courier, as follows, unless such address is changed by written notice hereunder:

            If to Lender to:        The Berkshire Bank
                                    4 East 39th Street
                                    New York, NY 10016
                                    Telecopy No.: (212) 481-0817

            With copies to:         Blank Rome LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, NY 10174
                                    Attn: Emanuel J. Adler, Esq.
                                    Telecopy No.: (212) 885-5001

                                       30

            If to Borrower to:      Monticello Raceway Management, Inc.
                                    Route 17 B
                                    Monticello,  New York 12701
                                    Attention: Cliff Ehrlich
                                    Telecopy No.: (845) 794-4110

            With copies to:         Latham & Watkins, LLP
                                    885 Third Avenue, Suite 1000
                                    New York, NY 10022-4802
                                    Attention: James I. Hisiger, Esq.
                                    Telecopy No.: (212) 751-4864

                 b. Lender  shall be fully  entitled  to rely upon any  telecopy transmission or other writing purported to be sent by any Authorized  Officer as being genuine and authorized.

            9.9.  HEADINGS:  The  headings of any  paragraph  or Section of this
Agreement  are for  convenience  only and  shall  not be used to  interpret  any provision of this Agreement.

            9.10. SURVIVAL: All warranties,  representations, and covenants made by  Borrowers  herein,  or in  any  agreement  referred  to  herein  or  on  any certificate, document or other instrument delivered by it or on its behalf under this  Agreement,  shall be  considered  to have been relied upon by Lender,  and
shall  survive  the  delivery  to  Lender  of  the  Notes,   regardless  of  any
investigation  made by  Lender  or on its  behalf.  All  statements  in any such certificate or other  instrument  prepared  and/or  delivered for the benefit of
Lender shall constitute  warranties and representations by Borrowers  hereunder.
Except as otherwise  expressly  provided herein, all covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed  continuing until the Loan,  all  interest,  fees and  Expenses are  satisfied in full.  All indemnification  obligations under this Agreement,  including under Section 6.5,
9.4 and 9.6, shall survive the termination or assignment,  if requested, of this
Agreement.

            9.11.  SUCCESSORS  AND ASSIGNS:  This  Agreement  shall inure to the benefit  of and be  binding  upon  the  successors  and  assigns  of each of the parties.  Borrower  may not  transfer,  assign or delegate  any of its duties or obligations  hereunder.  Borrower acknowledges and agrees that Lender may at any time, and from time to time, (a) sell  participating  interests in the Loan, and
Lender's  rights  hereunder  to  other  financial  institutions,  and (b)  sell, transfer,  or assign the Loan and Lender's rights hereunder,  to any one or more additional banks or financial institutions, subject (as to Lender's rights under this clause (b)) to  Borrower's  written  consent,  which  consent  shall not be unreasonably withheld;  provided that, no consent under this clause (b) shall be required  if an Event of Default  exists at the time of such sale,  transfer  or assignment.

            9.12. DUPLICATE  ORIGINALS:  Two or more duplicate originals of this
Agreement  may be signed by the parties,  each of which shall be an original but all of which together shall constitute one and the same instrument.

            9.13. MODIFICATION: No modification hereof or any agreement referred to herein  shall be  binding  or  enforceable  unless in  writing  and signed by
Borrower and Lender.

            9.14.  SIGNATORIES:  Each individual signatory hereto represents and warrants that he is duly  authorized to execute this  Agreement on behalf of his principal  and that he executes  the  Agreement  in such  capacity  and not as a party.

                                       31

            9.15. THIRD PARTIES: No rights are intended to be created hereunder, or under any related  agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this
Agreement  shall be construed as a delegation  to Lender of  Borrower's  duty of performance,  including, without limitation, Borrower's duties under any account or contract with any other Person.

            9.16. DISCHARGE OF TAXES, BORROWERS'  OBLIGATIONS,  ETC.: Lender, in
its sole  discretion,  shall have the right at any time,  and from time to time, with at least ten (10) days prior notice to Borrower if any Borrower fails to do so, to: (a) pay for the performance of any Borrower's obligations hereunder, and
(b)  discharge  taxes or Liens,  at any time  levied  or  placed  on  Borrower's
Property in violation of this  Agreement  unless  Borrower is in good faith with due  diligence by  appropriate  proceedings  contesting  such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP.

            9.17. OTHER TAX LIABILITIES:  In the event that any Lien, assessment or tax  liability  against  any  Borrower  shall  arise in  favor of any  taxing authority,  whether or not notice  thereof  shall be filed or recorded as may be required by law,  Lender shall have the right (but shall not be  obligated,  nor shall Lender  hereby  assume the duty) to pay any such Lien,  assessment  or tax liability by virtue of which such charge shall have arisen;  provided,  however, that Lender shall not pay any such tax, assessment or Lien if the amount,  after five  days  notice to  Borrower,  applicability  or  validity  thereof  is being contested in good faith and by appropriate  proceedings by Borrower.  Any sum or sums which  Lender  shall have paid for the  discharge of any such Lien shall be paid by Borrowers to Lender with interest  thereon at the rate applicable to the
Loan,  upon demand,  and Lender shall be subrogated to all rights of such taxing authority against Borrower.

            9.18.  CONSENT TO  JURISDICTION.:  Borrower  and Lender  each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the state of New York in any and all actions and proceedings  whether arising hereunder or under  any  other  agreement  or  undertaking.  Borrower  and  Lender  waive any objection which either party may have based upon lack of personal  jurisdiction, improper venue or forum non conveniens.  Borrower  irrevocably agrees to service of process by certified  mail,  return  receipt  requested to the address of the appropriate party set forth herein.

            9.19. ADVERTISEMENT:

                 a. Upon approval from Borrower,  not to be reasonably withheld,
Lender shall have the right to announce and  publicize the financing to Borrower established  hereunder as it deems  appropriate,  by means and media selected by
Lenders. Such publication may include all pertinent information relating to such financing,  including  without  limitation,  the term,  purpose,  pricing,  loan amount,  name of Borrower and location of any Real Property,  provided,  however that Lender shall not use the name Empire Resorts, Inc.

                 b.  Lender  shall  also have the right to display a sign at the
Real Property which indicates that Lender is providing the financing, subject to
Borrower's  approval of size, content and location of sign, not to be reasonably withheld.  If  such  sign is  provided,  Borrower  shall  cause  the  sign to be displayed  as  requested by Lender and shall  maintain  such display  during the period requested by Lender.

                                       32

                 c. All expenses  related to publicizing  the financing shall be the sole responsibility of Lender.

            9.20.  WAIVER OF JURY TRIAL:  BORROWER  AND LENDER EACH HEREBY WAIVE
ANY  AND  ALL  RIGHTS  IT MAY  HAVE  TO A JURY  TRIAL  IN  CONNECTION  WITH  ANY
LITIGATION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND
OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO
ANY  CLAIMS  ARISING  OUT OF ANY  DISCUSSIONS,  NEGOTIATIONS  OR  COMMUNICATIONS
INVOLVING   OR  RELATED  TO  ANY   PROPOSED   RENEWAL,   EXTENSION,   AMENDMENT,
MODIFICATION,   RESTRUCTURE,   FORBEARANCE,   WORKOUT,  OR  ENFORCEMENT  OF  THE
TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

            9.21. CONSEQUENTIAL OR PUNITIVE DAMAGES: Neither Lender nor Borrower
nor any of their  respective  representatives,  agents  or  attorneys,  shall be liable for any  consequential  or punitive  damages  arising  from any breach of contract, tort or other wrong relating to the transactions  contemplated by this
Agreement,  or any of the Loan Documents,  or  establishment,  administration or collection of the Obligations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       33

            WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

BORROWER:                                    MONTICELLO RACEWAY MANAGEMENT, INC.

                                             By:  /s/ Cliff Ehrlich
                                                  ---------------------------
                                             Name:  Cliff Ehrlich
                                             Title: President

LENDER:                                      THE BERKSHIRE BANK

                                             By:  /s/ Peter H. Kim
                                                  ---------------------------
                                             Name:
                                             Title:

                 [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

                                       S-1